UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2006

FTD Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32425	87-0719190
(State or other Jurisdiction or Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, IL 60515

(Address of Principal Executive Offices)

(630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      Entry into a Material Definitive Agreement.

In connection with the syndication of the credit facilities under the Credit Agreement, dated as of July 28, 2006, between FTD, Inc. (“FTDI”) and Wells Fargo Bank, N.A., as administrative agent, syndication agent, documentation agent and lender, on August 7, 2006, FTDI entered into a First Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Wells Fargo Bank, N.A., as Administrative Agent and Lender, Mizuho Corporate Bank, Ltd. and ING Capital LLC, as Co-Syndication Agents and BMO Capital Markets as Documentation Agent. The Amended and Restated Credit Agreement designates new entities as co-syndication agents and as documentation agent and makes certain other clarifying revisions.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement, dated as of August 7, 2006, by and among FTD, Inc., Wells Fargo Bank, N.A., as Administrative Agent and Lender, Mizuho Corporate Bank, Ltd. and ING Capital LLC, as Co-Syndication Agents and BMO Capital Markets as Documentation Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2006	FTD GROUP, Inc.

	By:	/s/ BECKY A. SHEEHAN
		Name:	Becky A. Sheehan
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

First Amended and Restated Credit Agreement, dated as of August 7, 2006, by and among FTD, Inc., Wells Fargo Bank, N.A., as Administrative Agent and Lender, Mizuho Corporate Bank, Ltd. and ING Capital LLC, as Co-Syndication Agents and BMO Capital Markets as Documentation Agent